Exhibit 99.1

BallantyneStrong, Inc. – Fiscal Year 2022	Page 1 of 9
Second Quarter 2022 Results

Ballantyne Strong Reports Second Quarter 2022 Operating Results; Revenue Increases 50%

Strong Entertainment’s Studio Subsidiary Begins Production on First Project

Charlotte, NC – August 2, 2022 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced operating results for the second quarter ended June 30, 2022.

Operational Highlights

●	Strong Entertainment’s business continued to strengthen as cinema audiences returned and a strong slate of studio releases fueled strong box-office performance

●	Revenue momentum continued, growing 50% for the second quarter 2022 compared to the second quarter of the prior year

●	Strong Studios commenced production of its first project, Safehaven, during second quarter 2022

●	Registration statement filed publicly with the Securities and Exchange Commission for initial public offering of the Strong Entertainment business

●	Deployed additional capital to FG Financial Group, Inc. (FGF) equity holding by participating in common stock offering

“We continued to see solid growth in our Strong Entertainment business as box office revenues surged and industry confidence continued to strengthen. Our recurring monthly revenue maintenance contracts are largely back to pre-COVID levels, and we are starting to see acceleration in capital investment from our cinema partners, including laser upgrades which we believe represent a multi-year investment cycle. Also, our exciting new Strong Studios division – which adds content to our Strong Entertainment business - began production of Safehaven, its first scripted series,” commented Mark Roberson, Chief Executive Officer.

Kyle Cerminara, Chairman of The Board, commented, “Our equity holdings – all attractively positioned in growing end markets - continue to execute well. We increased our position in FG Financial, Firefly continues to expand its offering around the globe and GreenFirst Forest Products recently reported a strong first full quarter as a public company. We remain focused on executing against our strategy to drive long-term value for our shareholders.”

Second Quarter 2022 Financial Review (Compared to Three Months Ended June 30, 2021)

●	Revenue increased 50.0% to $9.1 million from $6.1 million. Demand and revenue for products and services benefited from the continuing recovery in the cinema industry as restrictions eased and studios began accelerating the release of new content to the cinemas. Studios recently resumed releasing major movies to the cinemas and continue to have a backlog of content planned for release in 2022 and 2023.

●	Gross profit of $2.4 million was relatively flat compared to $2.5 million. Gross profit margins were 26.5% as compared to 40.4%. Excluding the impact of employee retention credits, which favorably impacted the prior year period, gross profit during the quarter ended June 30, 2021 would have been 26.6% as compared to 26.5% in the current period. Gross profit dollars increased 49.6% excluding the employee retention credits as revenue increased with the reopening of cinemas and entertainment venues worldwide.

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 2 of 9
Second Quarter 2022 Results

●	Loss from operations was $0.9 million as compared to breakeven in the prior year. Excluding the impact of employee retention credits, which favorably impacted the prior year period, loss from operations during the quarter ended June 30, 2021 would have been $1.3 million. After excluding the prior year benefit from employee retention credits, operating results improved as a direct result of the rebound in revenues and gross margin in our Strong Entertainment business.

●	Net loss from continuing operations was $5.6 million, ($0.29) per basic and diluted share, as compared to $0.4 million, ($0.04) per basic and diluted share in the prior year. The increase in net loss from continuing operations was primarily the result of unrealized losses on our equity holdings and employee retention credits recognized in the prior year.

●	Adjusted EBITDA, which excludes the impact of unrealized losses on our equity holdings and employee retention credits, among other things, improved to negative $0.4 million as compared to negative $0.7 million in the prior year.

Conference Call

A conference call to discuss the Company’s 2022 second quarter financial results will be held on Tuesday, August 2, 2022, at 5:00 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at ballantynestrong.com/investors or use following link: BTN Webcast Link. To access the conference call by phone, dial (888) 348-6454 (domestic) or (412) 902-4211 (international). Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 3 of 9
Second Quarter 2022 Results

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 24, 2022, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment is the largest premium screen supplier in North America, provides technical support services and related products and services to the cinema exhibition industry, and recently launched its studio operations to produce content for streaming and other entertainment outlets. Ballantyne Strong holds equity stakes in Firefly Systems, Inc., GreenFirst Forest Products Inc. (TSX: GFP), and FG Financial Group, Inc. (Nasdaq: FGF), as well as real estate through its Digital Ignition operating business.

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 4 of 9
Second Quarter 2022 Results

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, the Company’s intent to pursue an initial public offering and separate listing of its Entertainment business, as well as future sales, the impact, length and severity of the COVID-19 pandemic, general economic recovery from the effects of the COVID-19 pandemic, and the adequacy of the actions taken in response to the pandemic, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 24, 2022, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the impact on the global economy and supply chains of the ongoing military conflict in Ukraine and the sanctions related thereto; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic and ongoing military conflict in Ukraine and related sanctions); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the Company’s portfolio companies; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic and ongoing military conflict in Ukraine and related sanctions); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 5 of 9
Second Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,411	$8,731
Restricted cash	150	150
Accounts receivable, net	5,701	4,631
Inventories, net	3,834	3,271
Other current assets	4,926	4,992
Total current assets	19,022	21,775
Property, plant and equipment, net	13,927	6,226
Operating lease right-of-use assets	262	3,975
Finance lease right-of-use asset	66	-
Note receivable, net of current portion	-	1,667
Equity holdings	38,498	41,133
Film and television programming rights, net	1,379	-
Intangible assets, net	11	69
Goodwill	927	942
Other assets	5	22
Total assets	$74,097	$75,809

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,512	$4,245
Accrued expenses	3,454	2,994
Short-term debt	3,057	2,998
Current portion of long-term debt	211	23
Current portion of operating lease obligations	62	577
Current portion of finance lease obligations	12	-
Deferred revenue and customer deposits	2,842	3,292
Total current liabilities	14,150	14,129
Operating lease obligations, net of current portion	267	3,586
Finance lease obligations, net of current portion	54	-
Long-term debt, net of current portion and deferred debt issuance costs, net	5,107	105
Deferred income taxes	5,262	5,594
Other long-term liabilities	1,132	118
Total liabilities	25,972	23,532

Stockholders’ equity:
Preferred stock	-	-
Common stock	221	213
Additional paid-in capital	53,611	50,807
Retained earnings	17,191	23,591
Treasury stock	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,312)	(3,748)
Total stockholders’ equity	48,125	52,277
Total liabilities and stockholders’ equity	$74,097	$75,809

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 6 of 9
Second Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net product sales	$6,683	$4,198	$14,386	$7,726
Net service revenues	2,460	1,896	4,783	3,140
Total net revenues	9,143	6,094	19,169	10,866
Cost of products sold	4,833	2,765	10,690	5,207
Cost of services	1,890	865	3,547	2,034
Total cost of revenues	6,723	3,630	14,237	7,241
Gross profit	2,420	2,464	4,932	3,625
Selling and administrative expenses:
Selling	684	270	1,225	747
Administrative	2,621	2,178	5,354	4,619
Total selling and administrative expenses	3,305	2,448	6,579	5,366
(Loss) income from operations	(885)	16	(1,647)	(1,741)
Other income (expense):
Interest income	1	20	7	33
Interest expense	(88)	(167)	(147)	(257)
Foreign currency transaction gain (loss)	206	(234)	(136)	(218)
Unrealized loss on equity holdings	(4,178)	-	(2,451)	-
Other income (expense), net	3	12	(198)	154
Total other expense	(4,056)	(369)	(2,925)	(288)
Loss from continuing operations before income taxes and equity method holding loss	(4,941)	(353)	(4,572)	(2,029)
Income tax benefit (expense)	303	(23)	(47)	(92)
Equity method holding loss	(960)	(376)	(1,780)	(1,145)
Net loss from continuing operations	(5,598)	(752)	(6,399)	(3,266)
Net income from discontinued operations	-	324	-	14,649
Net (loss) income	$(5,598)	$(428)	$(6,399)	$11,383

Basic and diluted net (loss) income per share
Continuing operations	$(0.29)	$(0.04)	$(0.33)	$(0.18)
Discontinued operations	-	0.02	-	0.83
Basic and diluted net (loss) income per share	$(0.29)	$(0.02)	$(0.33)	$0.65

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 7 of 9
Second Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss from continuing operations	$(6,399)	$(3,266)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Provision for (recovery of) doubtful accounts	3	(134)
Provision for obsolete inventory	6	50
Provision for warranty	15	37
Depreciation and amortization	702	640
Amortization and accretion of operating leases	137	413
Equity method holding loss	1,780	1,145
Adjustment to SageNet promissory note in connection with prepayment	202	-
Unrealized loss on equity holdings	2,451	-
Deferred income taxes	(292)	(273)
Stock-based compensation expense	369	473
Changes in operating assets and liabilities:
Accounts receivable	(1,085)	1,213
Inventories	(602)	(568)
Current income taxes	(135)	(160)
Other assets	1,055	(1,564)
Accounts payable and accrued expenses	(674)	(1,540)
Deferred revenue and customer deposits	(446)	433
Operating lease obligations	(132)	(414)
Net cash used in operating activities from continuing operations	(3,045)	(3,515)
Net cash provided by operating activities from discontinued operations	-	510
Net cash used in operating activities	(3,045)	(3,005)

Cash flows from investing activities:
Capital expenditures	(840)	(278)
Acquisition of programming rights	(337)	-
Purchase of common shares of FG Financial Group, Inc.	(2,000)	-
Receipt of SageNet promissory note	2,300	-
Net cash used in investing activities from continuing operations	(877)	(278)
Net cash provided by investing activities from discontinued operations	-	12,761
Net cash (used in) provided by investing activities	(877)	12,483

Cash flows from financing activities:
Principal payments on short-term debt	(285)	(295)
Principal payments on long-term debt	(66)	-
Proceeds from stock issuance, net of costs	-	6,310
Payments of withholding taxes related to net share settlement of equity awards	(15)	(80)
Proceeds from exercise of stock options	-	9
Payments on capital lease obligations	(2)	(2,105)
Net cash (used in) provided by financing activities from continuing operations	(368)	3,839
Net cash used in financing activities from discontinued operations	-	(155)
Net cash (used in) provided by financing activities	(368)	3,684

Effect of exchange rate changes on cash and cash equivalents	(30)	58
Net (decrease) increase in cash and cash equivalents and restricted cash from continuing operations	(4,320)	104
Net increase in cash and cash equivalents and restricted cash from discontinued operations	-	13,116
Net (decrease) increase in cash and cash equivalents and restricted cash	(4,320)	13,220
Cash and cash equivalents and restricted cash at beginning of period	8,881	4,787
Cash and cash equivalents and restricted cash at end of period	$4,561	$18,007

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 8 of 9
Second Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended June 30,
	2022	2021	2022	2021
Strong Entertainment
Revenue	$8,822	$5,828	$18,543	$10,301
Gross profit	2,098	2,386	4,304	3,276
Operating income	180	1,369	790	1,122
Adjusted EBITDA	267	497	1,021	415

Corporate and Other
Revenue	$321	$266	$626	$565
Gross profit	322	78	628	349
Operating loss	(1,065)	(1,353)	(2,437)	(2,863)
Adjusted EBITDA	(638)	(1,238)	(1,573)	(2,229)

Consolidated
Revenue	$9,143	$6,094	$19,169	$10,866
Gross profit	$2,420	$2,464	$4,932	$3,625
Operating loss	$(885)	$16	$(1,647)	$(1,741)
Adjusted EBITDA	$(371)	$(741)	$(552)	$(1,814)

Ballantyne Strong, Inc. – Fiscal Year 2022	Page 9 of 9
Second Quarter 2022 Results

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended June 30,
	2022				2021
	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net (loss) income	$(1,371)	$(4,227)	$-	$(5,598)	$641	$(1,393)	$324	$(428)
Net income from discontinued operations	-	-	-	-	-	-	(324)	(324)
Net (loss) income from continuing operations	(1,371)	(4,227)	-	(5,598)	641	(1,393)	-	(752)
Interest expense, net	29	58	-	87	36	111	-	147
Income tax (benefit) expense	(271)	(32)	-	(303)	17	6	-	23
Depreciation and amortization	154	182	-	336	235	131	-	366
EBITDA	(1,459)	(4,019)	-	(5,478)	929	(1,145)	-	(216)
Stock-based compensation expense	-	175	-	175	-	159	-	159
Equity method holding loss (income)	-	960	-	960	383	(7)	-	376
Unrealized loss on equiity holdings	1,932	2,246	-	4,178	-	-	-	-
Foreign currency transaction (income) loss	(206)	-	-	(206)	234	-	-	234
Employee retention credit	-	-	-	-	(1,049)	(245)	-	(1,294)
Adjusted EBITDA	$267	$(638)	$-	$(371)	$497	$(1,238)	$-	$(741)

	Six Months Ended June 30,
	2022				2021
	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net (loss) income	$(637)	$(5,762)	$-	$(6,399)	$33	$(3,299)	$14,649	$11,383
Net income from discontinued operations	-	-	-	-	-	-	(14,649)	(14,649)
Net (loss) income from continuing operations	(637)	(5,762)	-	(6,399)	33	(3,299)	-	(3,266)
Interest expense, net	53	87	-	140	60	164	-	224
Income tax expense	40	7	-	47	79	13	-	92
Depreciation and amortization	367	335	-	702	471	169	-	640
EBITDA	(177)	(5,333)	-	(5,510)	643	(2,953)	-	(2,310)
Stock-based compensation expense	-	369	-	369	-	473	-	473
Equity method holding loss	-	1,780	-	1,780	736	409	-	1,145
Employee retention credit	-	-	-	-	(1,049)	(245)	-	(1,294)
Unrealized loss on equiity holdings	1,064	1,387	-	2,451	-	-	-	-
Foreign currency transaction loss	134	2	-	136	218	-	-	218
Gain on property and casualty insurance recoveries	-	-	-	-	(148)	-	-	(148)
Severance and other	-	222	-	222	15	87	-	102
Adjusted EBITDA	$1,021	$(1,573)	$-	$(552)	$415	$(2,229)	$-	$(1,814)